Exhibit 99.8

WARRANT EXCHANGE AGREEMENT
GS Sponsor II LLC (the “Holder”) enters into this Exchange Agreement (the “Agreement”) with Mirion Technologies, Inc. (f/k/a GS Acquisition Holdings Corp II), a Delaware corporation (the “Company”), on June 4, 2024 whereby the Holder will exchange (the “Exchange”) 8,500,000 warrants (the “Private Warrants”) to purchase 8,500,000 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”) for the Exchange Consideration (as defined below).
On and subject to the terms and conditions set forth in this Agreement, the parties hereto agree as follows:
Article 1.     Exchange of the Private Warrants for the Exchange Consideration
At the Closing (as defined herein), the Holder hereby agrees to exchange and deliver to the Company 8,500,000 Private Warrants in the manner set forth in this Agreement, and in exchange therefor the Company hereby agrees to deliver to the Holder 1,768,000 shares (the “Exchange Shares”) of Common Stock (the “Exchange Consideration”).
The closing of the Exchange (the “Closing”) shall be conducted on the date hereof, or such later date as mutually agreed in writing by the parties (the “Closing Date”). At the Closing, (a) the Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Private Warrants free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”). At the Closing, the Company will cause Continental Stock Transfer & Trust Company, the Company’s warrant agent and transfer agent (“Continental”), to (a) cancel the Private Warrants and (b) to issue the Exchange Shares in book-entry form in the name of the Holder, free and clear of all Liens created by the Company.
Article 2.     Covenants, Representations and Warranties of the Holder
The Holder hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company, and all such covenants, representations and warranties shall survive the Closing.
Section 2.1    Power and Authorization. The Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the requisite power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.
Section 2.2    Valid and Enforceable Agreement; No Violations. This Agreement has been duly authorized, executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability

Exceptions”). This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the Holder’s organizational documents, (ii) any agreement or instrument to which the Holder is a party or by which the Holder or any of its assets are bound or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Holder, except for such violations, conflicts or breaches under clauses (ii) and (iii) above that would not, individually or in the aggregate, have a material adverse effect on the financial position, results of operations or prospects of the Holder or adversely and materially affect its performance of the obligations under this Agreement or on the consummation of the transactions contemplated hereby.
Section 2.3    Title to the Private Warrants. At the Closing, the Holder will have good, valid and marketable title to the Private Warrants, free and clear of any Liens. The Holder has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of the Private Warrants or its rights in the Private Warrants or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Private Warrants. Upon delivery of such Private Warrants to the Company pursuant to the Exchange, such Private Warrants shall be free and clear of all Liens created by the Holder.
Section 2.4    Exempt Transaction. The Holder understands that the exchange of the Private Warrants for the Exchange Shares hereby is intended to be exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, which exemption depends upon, among other things, the accuracy of the Holder’s representations expressed herein. The Holder represents and warrants to Company that it did not purchase the Private Warrants with a view to, or for sale in connection with, any distribution of the Exchange Shares issuable upon exchange of the Private Warrants in violation of the Securities Act. The Holder represents and warrants to Company that to the knowledge of the Holder, no commission or other remuneration has been or will be paid or given, directly or indirectly, for soliciting the transactions contemplated hereby. The Holder understands and agrees that (i) the Exchange Shares are not eligible for resale under Rule 144A under the Securities Act, (ii) the Exchange Shares cannot be resold under the registration statement on Form S-3 filed by the Company with respect to the issuance and resales of the shares of Common Stock issuable upon exercise of the Private Warrants, (iii) the Exchange Shares cannot be used to cover short sales entered into by the Holder, and (iv) any certificate or book-entry evidencing such Exchange Shares shall bear a legend in substantially the following form, or unless otherwise agreed by Company in writing:
THIS SECURITY WAS ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 3(A)(9) OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”) IN EXCHANGE FOR CERTAIN WARRANTS TO PURCHASE CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OF THE COMPANY (THE “WARRANTS”), WHICH WARRANTS WERE ISSUED ON JUNE 30, 2020 IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 4(A)(2) OF THE SECURITIES ACT, AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE

SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM.
Section 2.5    Adequate Information; No Reliance; No Pressure. The Holder acknowledges and agrees that (a) the Holder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review (i) the Company’s filings and submissions with the Securities and Exchange Commission (the “SEC”), including, without limitation, all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Public Filings”), and (ii) this Agreement (collectively, the “Materials”), (b) the Holder has had a full opportunity to ask questions of the Company concerning the Company and the terms and conditions of the Exchange, and to obtain from the Company any information that it considers necessary in making an informed investment decision and to verify the accuracy of the information set forth in the Public Filings and the other Materials; provided that (a) the Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such Exchange, (b) the Holder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives or any other entity or person and that the Company is not acting or has acted as an advisor to the Holder in deciding whether to participate in the Exchange, (c) no statement or written material contrary to the Public Filings or the Materials has been made or given to the Holder by or on behalf of the Company, (d) the Holder is able to fend for itself in the Exchange, (e) any disclosure documents, including the Public Filings and the Materials, or other information provided in connection with the Exchange or this Agreement are the responsibility of the Company, (f) the Holder had a sufficient amount of time to consider whether to participate in the Exchange and that the Company has not placed any pressure on the Holder to respond to the opportunity to participate in the Exchange, (g) the Holder did not become aware of the Exchange through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act or otherwise through a “public offering” under Section 4(a)(2) of the Securities Act; (h) the Holder has independently made its own analysis and decision to invest in the Exchange Shares; and (i) the Company has not (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of the Exchange; or (2) made any representation to the Holder regarding the legality of the Exchange under applicable investment guidelines, laws or regulations, other than the representations of the Company contained in Article 3 hereof.
Section 2.6    Investment in the Exchange Shares; No Registration. The Holder is not acquiring the Exchange Shares with a view to, or for resale in connection with, any distribution of the Exchange Shares in violation of the Securities Act. The Holder understands that the offer and sale of the Exchange Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Holder and the accuracy of the other representations made by the Holder in this Agreement. The Holder understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Holder’s participation in the Exchange meets the requirements for the exemption from the requirements of the Securities Act to register the Exchange Shares.
Section 2.7    Further Action. The Holder agrees that it will, upon request, execute and deliver any additional documents deemed by the Company, the warrant agent of the Private Warrants or transfer agent for the Common Stock to be reasonably necessary to complete the Exchange. Exchange. The terms of the Exchange are the result of bilateral negotiations between the parties and the Holder was given a meaningful opportunity to negotiate the terms of the Exchange.
Article 3.    Covenants, Representations and Warranties of the Company
The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holder, and all such covenants, representations and warranties shall survive the Closing.
Section 3.1    Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. No material consent, approval, order or authorization of, or material registration, declaration or filing (other than filings under the Securities Exchange Act of 1934, as amended) with any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the consummation by the Company of the transactions contemplated hereby.
Section 3.2    Valid and Enforceable Agreements; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter, bylaws or other organizational documents of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except for such violations, conflicts or breaches under clauses (ii) and (iii) above that would not, individually or in the aggregate, have a material adverse effect on the financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on its performance of its obligations under this Agreement or on the consummation of the transactions contemplated hereby.
Section 3.3    Validity of Exchange Shares. (a) The Exchange Shares have been duly authorized and, upon delivery, will be validly issued, fully paid and non-assessable; (b) the Exchange Shares will be issued with restrictive legends that restrict the transfer of such Exchange Shares under the U.S. federal securities laws as set forth in Section 2.4 of this Agreement; and (c) the Exchange Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. Upon delivery of such Exchange Shares to the Holder pursuant to the Exchange, such Exchange Shares shall be free and clear of all Liens.

Section 3.4    Exchange. The terms of the Exchange are the result of bilateral negotiations between the parties.
Article 4.    Miscellaneous
Section 4.1    Entire Agreement. This Agreement and any documents and agreements executed in connection with the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.
Section 4.2    Construction. References in the singular shall include the plural, and vice versa, unless the context otherwise requires. References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.
Section 4.3    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.
Section 4.4    Jurisdiction.  Each party hereto hereby submits to the exclusive jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan in New York City in respect of any such suit, action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement (in each case, an “Action”), agrees not to commence any such Action except in such courts, and irrevocably agrees that all claims in respect of any such Action and the transactions contemplated hereby or the actions of the parties in the negotiation, performance or enforcement hereof may be heard and determined in such court (and any appellate court thereof).
Section 4.5    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Section 4.6    Termination. The Company may terminate this Agreement if there has occurred any breach by the Holder of any covenant, representation or warranty set forth in Article 2. The Holder may terminate this Agreement if there has occurred any breach by the Company of any covenant, representation or warranty set forth in Article 3.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

“Company” MIRION TECHNOLOGIES, INC.

By:	/s/ Brian Schopfer
Name:	Brian Schopfer
Title:	Chief Financial Officer

[Signature Page to Warrant Exchange Agreement]

“Holder” GS SPONSOR II LLC

By:	/s/ Philip Grovit
Name:	Philip Grovit
Title:	Vice President

[Signature Page to Warrant Exchange Agreement]